Exhibit 10.35

Supplemental Agreement of Loan Agreement

Party A:  Shandong Longkong Travel Development Co., Ltd

Party B: Yishui Underground Fluorescent Lake Travel Development Co., Ltd

1. Considering the strategic cooperation relation, both parties reach this agreement through consultations; Both Parties agree that: Till to the date of 26-12-2009, all the loans in total amount of 5,620,000.00 (in words RMB Five Million Six Hundred and Twenty-two Thousand Yuan) which Provided by Party A to Party B, the expiration date shall be extended to the date of 25-12-2010; Party B shall get the fund ready as to repay the above loans on time; if any loan term is needed, shall be resolved through consultations.

2. The loan which Party A provided to Party B before, shall not be charged the interest; the interest already collected by Party A shall not be returned to Party B.

3.  This contract is made out in 2 duplicates, each for both parties; and it shall be effective immediately as it is sealed by both parties.

Party A: (seal)                                  Shandong Longkong Travel Development Co., Ltd (sealed) [company chop]

Legal Representative: (seal)          Zhang Shanjiu (sealed)

Party B: (seal)                                  Yishui Underground Fluorescent Lake Travel Development Co., Ltd (sealed) [company chop]

Legal Representative: (seal)          Li Hongwei (sealed)